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                             SECRETARY'S CERTIFICATE


         1. I hereby certify that I am the Secretary of West Coast Bancorp, an Oregon corporation ("Bancorp"), and that I have been duly appointed and am presently serving in that capacity in accordance with the Bylaws of said Bancorp.

         2. I further certify that attached as Exhibit A is a full, true and correct copy of resolutions adopted by the Board of Directors of Bancorp on the 28th day of March, 1996.

         I further certify that said resolutions are still in full force and effect and have not been revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of the Corporation, this 18th day of April, 1996.

                                                  /s/ Cora A. Hallauer
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                                               Cora A. Hallauer
                                               Secretary, West Coast Bancorp
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                                  RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                               WEST COAST BANCORP

                        (FOR MEETING OF MARCH 28, 1996)

         1. At its meeting of February 15, 1996, the Board of Directors ("Board") of West Coast Bancorp ("WCB"), among other things (i) approved the Plan and Agreement of Reorganization and Merger dated February 15, 1996 ("Merger Agreement") in connection with the acquisition of Vancouver Bancorp ("VB"); and approved the preparation and filing of a Registration Statement on Form S-4 ("Registration Statement") for filing with the Securities and Exchange Commission ("SEC").

         2. An Amendment No. 1 to the Merger Agreement has been prepared to correct certain technical errors relating to the number of shares of WCB and VB outstanding and WCB options.

         3. In connection with the filing of the Registration Statement with the SEC, the Board desires to take the action necessary to authorize certain officers to execute a power of attorney appointing an attorney-in-fact to sign any amendments to the Registration Statement on behalf of the signing officers.

                                  RESOLUTIONS

         NOW, THEREFORE, BE IT

               [APPROVAL OF AMENDMENT NO. 1 TO MERGER AGREEMENT]

         RESOLVED, that Amendment No. 1 to the Merger Agreement, is approved, and both Co-Presidents and Co-Chief Executive Officers are authorized (with full power to act alone) to execute and deliver Amendment No. 1, substantially in the form presented to and discussed at this meeting, with such non-material amendments, deletions or additions as are acceptable to such officers with the advice of legal counsel; and be it further

                              [POWER OF ATTORNEY]

         RESOLVED, that each officer of Bancorp who may be required to sign and execute the Registration Statement or any amendment thereto or related documents, is authorized to execute a Power of Attorney, appointing Victor L. Bartruff, Rodney B. Tibbatts, Cora A. Hallauer and Donald A. Kalkofen or either of them individually, to act as his/her true and lawful attorney or attorneys, to sign in his/her name, place and stead, in any such capacity, the Registration Statement and all amendments and other related documents, and to file the same with the SEC; and be it further

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                                [MISCELLANEOUS]

         RESOLVED, that for purposes of these Resolutions, the proper officers of WCB are: Victor L. Bartruff and Rodney B. Tibbatts, Co- Presidents and Co-Chief Executive Officers, Donald A. Kalkofen, Senior Vice President and Chief Financial Officer, and Cora A. Hallauer, Senior Vice President and Secretary; and be it further

         RESOLVED, that the proper officers of WCB are authorized and directed to take such other steps as may be necessary, advisable, convenient, or proper to carry out the intent of the foregoing Resolutions, to fully perform the provisions of the Agreement (including the execution of any necessary or appropriate consents), and to comply with all applicable laws, rules and regulations.

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